EXHIBIT 3.1

                           ARTICLES OF INCORPORATION


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                                 E-Filed      Colorado Secretary of State
                                              Date and Time: 03/13/2006 07:11 PM
                                              Entity Id: 20061109378
                                              Document number: 20061109378
Document processing fee
If document is filed on paper               $125.00
If document is filed electronically         $25.00
Fees & forms/cover sheets are subject
  to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit WWW.SOS.STATE.CO.US and select Business Center.
Paper documents must be typewritten or machine
  printed.
                                               ABOVE SPACE FOR OFFICE USE ONLY

                            ARTICLES OF INCORPORATION
    filed pursuant to Section 7-90-301, et seq. And Section 7-102-102 of the
                       Colorado Revised Statutes (C.R.S.)

1. Entity name:                      V2K International, Inc.
                                   ---------------------------------------------
                                    (THE NAME OF A CORPORATION MUST CONTAIN THE
                                    TERM OR ABBREVIATION "CORPORATION",
                                    "INCORPORATED", "COMPANY", "LIMITED",
                                    "CORP.", "INC.", "CO.", OR "LTD."; IF THE
                                    CORPORATION IS A PROFESSIONAL CORPORATION,
                                    IT MUST CONTAIN THE TERM OR ABBREVIATION
                                    "PROFESSIONAL CORPORATION", "P.C.", OR "PC"
                                    SECTION 7-90-601, C.R.S.)

2. Use of Restricted Words (IF ANY
   OF THESE TERMS ARE CONTAINED IN     [ ] "bank" or "trust" or any derivative
   AN ENTITY NAME, TRUE NAME OF AN         thereof
   ENTITY, TRADE NAME OR TRADEMARK     [ ] "credit union" [ ] "savings and loan"
   STATED IN THIS DOCUMENT, MARK THE   [ ] "insurance", "casualty", "mutual", or
   APPLICABLE BOX):                        "surety"


3. Principal office street address:     1127 AURARIA PARKWAY
                                        ----------------------------------------
                                                (STREET NAME AND NUMBER)
                                        SUITE 204
                                        ----------------------------------------
                                        DENVER         CO           80204
                                        ----------------------------------------
                                           (CITY)    (STATE)   (POSTAL ZIP CODE)
                                                              UNITED STATES
                                        --------------------  ------------------
                                        (PROVINCE-IF APPLICABLE) (COUNTRY)-(IF
                                                                        NOT US)

4. Principal office mailing address:
   (if different from above):
                                        ----------------------------------------
                                                (STREET NAME AND NUMBER)

                                        ----------------------------------------

                                        ----------------------------------------
                                           (CITY)    (STATE)   (POSTAL ZIP CODE)

                                        --------------------  ------------------
                                        (PROVINCE-IF APPLICABLE) (COUNTRY)-(IF
                                                                        NOT US)

5. Registered agent: (if an
                  individual):          MATSUKAGE     FAY
                                        ----------------------------------------
                                          (LAST)     (FIRST)   (MIDDLE) (SUFFIX)

       OR (if a business organization)
                                        ----------------------------------------

6. The person appointed as registered agent in the document has consented to being so appointed.

7. Registered agent street address:     455 SHERMAN STREET
                                        ----------------------------------------
                                                 (STREET NAME AND NUMBER)
                                        SUITE 300
                                        ----------------------------------------
                                        DENVER        CO            80203
                                        ----------------------------------------
                                        (CITY)      (STATE)    (POSTAL ZIP CODE)

ARTINC_PC                     Page 1 of 3                        Rev. 11/16/2005
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8. Registered agent mailing address:
   (LEAVE BLANK if same as above)
                                        ----------------------------------------
                                                (STREET NAME AND NUMBER)

                                        ----------------------------------------

                                        ----------------------------------------
                                           (CITY)    (STATE)   (POSTAL ZIP CODE)

                                        --------------------  ------------------
                                        (PROVINCE-IF APPLICABLE) (COUNTRY)-(IF
                                                                        NOT US)

9. If the corporation's period of duration
   is less than perpetual, state the
   date on which the period of duration expires:     ------------
                                                     (MM/DD/YYYY)

10. (OPTIONAL) Delayed effective date:               ------------
                                                     (MM/DD/YYYY)

11. Name(s) and address(es) of
    incorporator(s): (if an individual)
                                       -----------------------------------------
                                          (LAST)     (FIRST)  (MIDDLE)  (SUFFIX)

     OR (if a business organization)   DECH'IN STRATEGIC CONSULTING, LLC
                                       -----------------------------------------
                                       90 MADISON STREET
                                       -----------------------------------------
                                             (STREET NAME AND NUMBER OR
                                             POST OFFICE BOX INFORMATION)
                                       SUITE 701
                                       -----------------------------------------
                                       DENVER          CO           80206
                                       -----------------------------------------
                                       (CITY)        (STATE)   (POSTAL ZIP CODE)

                                                                UNITED STATES
                                       -----------------------  ----------------
                                      (PROVINCE - IF APPLICABLE) (COUNTRY - IF
                                                                     NOT US)

             (If an individual)
                                       -----------------------------------------
                                         (LAST)      (FIRST)  (MIDDLE) (SUFFIX)

     OR (if a business organization)
                                       -----------------------------------------

                                       -----------------------------------------
                                             (STREET NAME AND NUMBER OR
                                             POST OFFICE BOX INFORMATION)

                                       -----------------------------------------

                                       -----------------------------------------
                                       (CITY)        (STATE)   (POSTAL ZIP CODE)

                                                                UNITED STATES
                                       -----------------------  ----------------
                                      (PROVINCE - IF APPLICABLE) (COUNTRY - IF
                                                                     NOT US)

             (If an individual)
                                       -----------------------------------------
                                         (LAST)      (FIRST)  (MIDDLE) (SUFFIX)

     OR (if a business organization)
                                       -----------------------------------------

                                       -----------------------------------------
                                             (STREET NAME AND NUMBER OR
                                             POST OFFICE BOX INFORMATION)

                                       -----------------------------------------

                                       -----------------------------------------
                                       (CITY)        (STATE)   (POSTAL ZIP CODE)

                                                                UNITED STATES
                                       -----------------------  ----------------
                                      (PROVINCE - IF APPLICABLE) (COUNTRY - IF
                                                                     NOT US)

             (If an individual)
                                       -----------------------------------------
                                         (LAST)      (FIRST)  (MIDDLE) (SUFFIX)


ARTINC_PC                       Page 2 of 3                      Rev. 11/16/2005
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      (IF THERE ARE MORE THAN THREE INCORPORATORS, MARK THIS BOX [ ] AND
      INCLUDE AN ATTACHMENT STATING THE TRUE NAMES AND MAILING ADDRESSES
      OF ALL ADDITIONAL INCORPORATORS.)

12. The corporation is authorized to issue 100,000,000 shares of common stock.
                                           -----------
                                            (NUMBER)

   (ADDITIONAL CLASSES OF CAPITAL STOCK MAY BE AUTHORIZED AND ADDITIONAL INFORMATION REGARDING THE CORPORATION'S STOCK MAY BE STATED, MARK THIS BOX [X] AND INCLUDE AN ATTACHMENT STATING PERTINENT INFORMATION.)

13. Additional information may be included pursuant to Section 7-102-102, C.R.S. and other organic statutes such as title 12, C.R.S. If applicable, mark this box [X] and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14. Name(s) and address(es) of the
    individual(s) causing the document
    to be delivered for filing:           MATSUKAGE    FAY
                                          --------------------------------------
                                          (LAST)     (FIRST)   (MIDDLE) (SUFFIX)
                                          455 SHERMAN STREET
                                          --------------------------------------
                                                 (STREET NAME AND NUMBER)
                                          SUITE 300
                                          --------------------------------------
                                          DENVER        CO          80203
                                          --------------------------------------
                                          (CITY)     (STATE)   (POSTAL ZIP CODE)
                                                                UNITED STATES
                                          ---------------------- ---------------
                                        (PROVINCE - IF APPLICABLE) (COUNTRY - IF
                                                                      NOT US)

  (THE DOCUMENT NEED NOT STATE THE TRUE NAME AND ADDRESS OF MORE THAN ONE INDIVIDUAL. HOWEVER, IF YOU WISH TO STATE THE NAME AND ADDRESS OF ANY ADDITIONAL INDIVIDUALS CAUSING THE DOCUMENT TO BE DELIVERED FOR FILING, MARK THIS BOX [ ] AND INCLUDE AN ATTACHMENT STATING THE NAME AND ADDRESS OF SUCH INDIVIDUALS.)

DISCLAIMER:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.


ARTINC_PC                        Page 3of 3                      Rev. 11/16/2005
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NOTICE:

THIS "IMAGE" IS MERELY A DISPLAY OF INFORMATION THAT WAS FILED ELECTRONICALLY. IT IS NOT AN IMAGE THAT WAS CREATED BY OPTICALLY SCANNING A PAPER DOCUMENT.

NO SUCH PAPER DOCUMENT WAS FILED. CONSEQUENTLY, NO COPY OF A PAPER DOCUMENT IS AVAILABLE REGARDING THIS DOCUMENT.

QUESTIONS? CONTACT THE BUSINESS DIVISION. FOR CONTACT INFORMATION, PLEASE VISIT THE SECRETARY OF STATE'S WEB SITE.



CLICK THE FOLLOWING LINKS TO VIEW ATTACHMENTS

ATTACHMENT 1
AUTHORIZED CAPITAL


ATTACHMENT 2
INDEMNIFICATION


ATTACHMENT 3
LIMITATION ON DIRECTOR LIABILITY


ATTACHMENT 4
SHAREHOLDER ACTION WITHOUT A MEETING



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                               AUTHORIZED CAPITAL

         The Corporation shall have authority to issue one hundred million (100,000,000) shares of common stock, $0.001 par value and ten million (10,000,000) shares of preferred stock, $0.001 par value.

         COMMON STOCK. After the requirements with respect to preferential dividends on the preferred stock, if any, shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then, and not otherwise, the holders of the common stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation.

         After distribution in full of the preferential amount, if any, to be distributed to the holders of the preferred stock in the event of voluntary or involuntary liquidation, distribution, or sale of assets, dissolution, or winding-up of the Corporation, the holders of the common stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of the common stock held by them respectively.

         Except as may otherwise be required by law, each holder of the common stock shall have one vote in respect of each share of the common stock held by such holder on all matters voted upon by shareholders.

         PREFERRED STOCK. Shares of the preferred stock may be divided into such series as may be established, from time to time, by the Board of Directors. The Board of Directors, from time to time, may fix and determine the relative rights and preferences of the shares of any series so established.



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                                 INDEMNIFICATION

         The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director of the Corporation or, while serving as a director of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the Shareholders or Directors, contract, or otherwise, so long as such provision is legally permissible.




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                        LIMITATION ON DIRECTOR LIABILITY

         A Director of the Corporation shall not be personally liable to the Corporation or to its Shareholders for monetary damages for breach of fiduciary duty as a Director, except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its Shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its Shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) acts specified in Section 7- 108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the Director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the Colorado Business Corporation Act as so amended. Any repeal or modification of this provision on director liability shall not adversely affect any right or protection of a director of the Corporation under this provision, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this provision, prior to such repeal or modification.




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                      SHAREHOLDER ACTION WITHOUT A MEETING

         Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the shareholders holding shares having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing.